EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated October 10, 2006, is entered into by and between Berliner Communications, Inc. (the “Company”), a Delaware corporation, with its principal place of business at 20 Bushes Lane, Elmwood Park, New Jersey 07407, and Albert Gencarella (the “Employee”), an individual residing at 67 Green Meadow Blvd., Middletown, NJ 07748.

WITNESSETH:

WHEREAS, The Company desires to secure the services and employment of the Employee on behalf of the Company, and Employee desires to be employed with the Company upon the terms and conditions hereinafter set forth.

WHEREAS, Employee is willing to serve as Chief Financial Officer of the Company, and the Company desires to retain Employee in that capacity upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

Section 1. Term of Employment. The Employee's employment under this Agreement shall commence on the date of hereof and, subject to earlier termination pursuant to Section 5 of this Agreement below, shall continue until the first anniversary of the date hereof (the “Employment Term”).

Section 2. Position and Duties. During the Employment Term, the Employee shall serve as Chief Financial Officer (“CFO”) and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by the Chief Executive Officer and the Board of Directors of the Company (the “Board”). During the Employment Term, the Employee shall use his best efforts to faithfully perform the duties of CFO and shall devote substantially all of his business time, attention, skill and efforts to the business and affairs of the Company, its subsidiaries and affiliates and the Employee agrees that he shall abide by all applicable policies of the Company. The Company acknowledges that Employee is currently a shareholder and/ or principle owner of several corporations that may from time to time require Employee’s involvement.

Section 3. Compensation.

(a) Salary. For the performance of Employee’s duties hereunder during the Employment Term, Employee shall receive an annualized base salary of $175,000 (the “Base Salary”) less normal deductions and withholdings. The salary payments shall be made in accordance with the Company’s standard payroll practices.

(b)  Incentive Compensation. The Employee shall be entitled to participate in all compensation and employee benefit plans or programs (“plans and programs”), subject to the terms and conditions of the plans and programs, that are offered to all salaried employees of the Company, including, without limitation, incentive compensation, bonus, group hospitalization, health, dental care, or other insurance, stock purchase, restricted stock and stock option plans. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plans or programs.

(c)  Premiums/Contributions.During the Employment Term, the Employee shall be entitled to participate in all medical and dental health plans and programs.

(d)  Vacation and Sick Leave. During the Employment Term, the Employee shall be entitled to vacation and sick leave in accordance with Company policies and procedures.

(e)  Car Allowance. During the Employment Term, the Employee shall be entitled to an annual car allowance in the amount of $6000, which will be payable on a pro-rata basis in association with the regular payroll schedule and subject to normal payroll deductions and withholdings.

(f)  Employee shall receive options to purchase two hundred fifty thousand (250,000) shares of the Company’s Common Stock at fair market value at the time of grant (the “Options”). The Options are subject to the terms of the Company’s 1999 Omnibus Securities Plan, or any amendment thereto or such other plan as may be adopted (the “Stock Option Plan”). One-fourth of the options shall immediately vest on the date of the grant and the remainder shall vest over a three (3) year period.

Section 4. Business Expenses. The Company shall pay or reimburse the Employee for all reasonable travel or other out-of-pocket expenses actually incurred by the Employee in connection with the performance of his duties and obligations under this Agreement. The Employee shall submit proof of such expenses in accordance with such policies and procedures as the Company may from time to time establish for employees.

Section 5. Effect of Termination of Employment. The terms and conditions of this Agreement shall automatically terminate at the end of the Employment Term, or earlier, based on the following circumstances:

(a)  Without “Cause”. Notwithstanding any provisions of this Agreement to the contrary, the Company may terminate the Employee’s employment hereunder for any reason or for no reason, at any time during the Employment Term, effective upon delivery of two (2) days notice by the Company. In the event the Employee's employment terminates during the Employment Term, due to a Without Cause Termination (as hereinafter defined), the Employee, in exchange for a complete release and waiver, releasing the Company of any and all legal claims or potential legal claims, shall receive an amount equal to his Base Salary then in effect for the remainder of the Employment Term or for six months, whichever is longer (the “Severance Period”) plus (i) any Base Salary already earned and accrued under this Agreement prior to the effective date of termination; (ii) reimbursement under this Agreement for expenses pursuant to Section 4 incurred prior to the effective date of termination; and (iii) all vested benefits under the Company’s plans and programs, subject to the terms of such plans and programs. This payment will be made, at the Company’s option in a lump sum or ratably over the Severance Period within seven (7) days after receipt of the executed release and waiver. The Employee agrees and acknowledges that he shall be entitled to any and all payments (or future payments) under this Section 5(a) so long as he is not in violation of Section 7 of this Agreement, set forth below. To the extent that the Employee is in violation of his agreements and covenants set forth in Sections 6 and 7 he shall not be entitled to any payment or future payment under this Section 5(a). In the event of a termination pursuant to this Section 5(a), the Employee will be entitled to participate in continued group hospitalization, health and dental care insurance in accordance with the terms and conditions of the Comprehensive Omnibus Budget Reconciliation Act ("COBRA").

(b)  Termination upon Death, Disability, or Cause. This Agreement shall terminate upon the Employee’s death, disability or Cause (as hereinafter defined). If one of these events shall occur, the Employee shall have no right to receive any compensation or benefit other than (i) any Base Salary already earned and accrued under this Agreement prior to the effective date of termination; (ii) reimbursement under this Agreement for expenses pursuant to Section 4 incurred prior to the effective date of termination; and (iii) all vested benefits under the Company’s plans and programs, subject to the terms of such plans and programs.

(c)  Voluntary Resignation. The Employee may terminate his employment hereunder at any time during the Employment Term subject only to the requirement that the Employee shall provide the Company with a minimum of thirty (30) days prior written notice. In the event of a voluntary termination (resignation) by Employee, the Company will have no obligation to Employee other than to pay Employee any earned and accrued Based Salary and the value of any earned, accrued, unused vacation. Employee hereby acknowledges and agrees that in the event of a voluntary resignation (i) he will not be entitled to any other type of compensation or benefits under this Agreement and (ii) that the compensation and benefits that he received under this Agreement prior to his voluntary termination were good and sufficient consideration for him to have to completely and fully abide with his covenants and agreements set forth in Section 7 below concerning non-competition and non-solicitation.

(d)  With “Good Reason”.Notwithstanding any provision of this Agreement to the contrary, the Employee may terminate his employment hereunder for Good Reason (as defined hereinafter), subject to the requirement that the Employee shall provide the Company with a minimum of two (2) weeks prior written notice. In the event that the Company does not cure said Good Reason, the Employee shall be entitled to receive, in exchange for a complete release and waiver, releasing the Company of any and all legal claims or potential legal claims, an amount equal to his Base Salary then in effect for the remainder of the Employment Term or for six months, whichever is longer (the “Severance Period”). This payment will be made, at the Company’s option in a lump sum or ratably over the Severance Period, within seven (7) days after receipt of the executed release and waiver. The Employee agrees and acknowledges that he shall be entitled to any and all payments (or future payments) under this Section 5(d) so long as he is not in violation of Section 7 of this Agreement, set forth below. To the extent that the Employee is in violation of his agreements and covenants set forth in Sections 6 and 7 he shall not be entitled to any payment or future payment under this Section 5(d). In the event of a termination pursuant to this Section 5(d), the Employee will be entitled to participate in continued group hospitalization, health and dental care insurance in accordance with the terms and conditions of the COBRA.

(e) For purposes of this Agreement, the following terms have the following meanings:

(i) The term “Termination for Cause” means, to the maximum extent permitted by applicable law, a termination of the Employee's employ-ment by the Company because the Employee has (a) materially breached or materially failed to perform his duties and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his duties hereunder or engaged in conduct detrimental to the business of the Company, (c) been convicted of a felony or any crime involving moral turpitude, (d) materially breached or materially failed to perform his obligations and duties hereunder, which breach or failure the Employee shall fail to remedy within 30 days after written demand from the Company, or (e) violated in any material respect the representations made in Section above or the provisions of Sections 6 and 7 below.

(ii)  The term “Without Cause Termination” means a termination of the Employee’s employment by the Company other than due to expiration of the Employment Term and other than a Termination for Cause.

(iii)  The term “Good Reason” means, the occurrence, without the Employee’s written consent, of any of the following: (i) a significant change in the nature or scope of the Employee’s duties from those described in Section 2 above, including a material demotion or any assignment of duties materially and adversely inconsistent with Employee’s position as Chief Financial Officer (except in connection with the termination of Employee’s employment for Death, Disability or Cause); (ii) a failure by the Company to pay to the Employee any amounts due under this Agreement or provide any benefits in accordance with the terms hereof, which failure is not cured within fifteen (15) days following receipt by the Company of notice from the Employee of such failure; or (iii) any other material breach by the Company of this Agreement that remains uncured for fifteen (15) days after written notice thereof by the Employee to the Company.

Section 6. Other Duties of Employee During and After Employment Term. The Employee recognizes and acknowledges that the principle business of the Company is providing wireless carriers with comprehensive real estate site acquisition and zoning services, radio frequency and network design engineering, infrastructure equipment construction and installation, radio transmission base station modification and project management services. The Employee further recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such affairs, business, clients, and customers hereinafter collectively referred to as the "Business"), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Employee's duties under this Agreement. In consideration of the payments and obligations made to him hereunder, the Employee shall not at any time, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Employee or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Employee agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

Section 7. Non-Competition and Non-Solicitation.

(a)  Employee hereby discloses to Company that he is a significant shareholder in Dianet Communications, Inc (Dianet) which may at times be involved in activities similar to those of the Company. Employee does not actively participate in the operations of Dianet and agrees that during the Employment Term and the term of the Restricted Period (as defined below) he will refrain from any and all involvement with Dianet where such involvement would cause him to compete directly with the Company. The Company authorizes the Employee to maintain his current position with Dianet subject to the foregoing.

(b)  (i) The Employee acknowledges that as a result of his employment by the Company, the Employee (1) will acquire knowledge of the trade and proprietary and confidential information as to the business of the Company and its Affiliates and (2) will create relationships with customers, suppliers and other persons dealing with the Company and its Affiliates. The Employee further acknowledges and agrees that the Company and its Affiliates will suffer substantial damage, which would be difficult to ascertain and is not compensable by monetary damages, if the Employee should use such trade secrets or other proprietary and confidential information or take advantage of such relationship and that because of the nature of the information that will be known to the Employee and the relationships created, it is necessary for the Company and its Affiliates to be protected by the prohibition against Competition as set forth herein.

(ii) The Employee acknowledges that the retention of non-clerical employees employed by the Company and its Affiliates in which the Company and its Affiliates have invested training and depend on for the operation of their businesses is important to the businesses of the Company and its Affiliates, that the Employee will obtain unique information as to such employees and will develop unique relationships with such persons as a result of being an employee of the Company and, therefore, it is necessary for the Company and its Affiliates to be protected from the Employee’s Solicitation (as defined below) of such employees as set forth below.

(iii) The Employee acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the businesses of the Company and its Affiliates and that part of the compensation paid under this Agreement and the agreement to pay compensation upon termination in certain instances is in consideration for the agreements and covenants in this Section 7.

(c) Definitions

(i) For the purposes of this Agreement, except as set forth in 7(a) “Competition” shall mean: participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States of America, or in any country where the Company or its Affiliates do business) in a Competing Business (as defined below); provided, however, that such participation shall not include (i) the mere ownership if not more than three percent (3%) of the total outstanding stock of a publicly held company,(ii) any activity engaged in with the prior written approval of the Board of Directors of the Company; or (iii) that which is permitted in 7(a) above.

(ii) For the purposes of this Agreement and except as set forth in 7(a) above, “Competing Business” shall mean any line of business engaged in by the Company and/or its subsidiaries and/for any entity in which the Company and/or its subsidiaries holds securities (other than entities in which the Company or its subsidiaries make a nominal investment) (i) from time to time (while Employee is employed by the Company) or (ii) at the time of termination (upon termination of Employee’s employment).

(iii) For the purposes of this Agreement, “Affiliate” of the Company shall mean any business, entity, partnership, corporation, or subsidiary directly or indirectly controlling, controlled by, or under common control with, the Company; provided that, for the purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to the Company, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities or partnership interests, by contract of otherwise.

(iv) For purposes of this Agreement, “Solicitation” shall mean: recruiting, soliciting or inducing, of any non-clerical employee of the Company or its Affiliate to terminate their employment with, or otherwise cease their relationship with, the Company or its Affiliates or hiring or assisting another person or entity to hire any non-clerical employee of the Company or its Affiliates or any person who within twelve (12) months before had been a non-clerical employee of the Company or its Affiliates and were recruited or solicited for such employment or other retention while an employee of the Company, provided, however, that Solicitation shall not include any of the foregoing activities engaged in with the prior written approval of the Board of Directors of the Company.

(d)  If any restriction set forth with regard to Non-Competition or Non-Solicitation is found by any court of competent jurisdiction, or in arbitration, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to amend over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If any provision of this Section shall be declared to be invalid or unenforceable, in whole or in part, as a result of the foregoing, as a result of public policy or for any other reason, such invalidity shall not affect the remaining provisions of this Section 7, which shall remain in full force and effect.

(e)  During the Employment Term and for two (2) years following the termination of Employee’s employment for any reason whatsoever, whether by the Company or by the Employee and whether or not with Cause, Good Reason or non-extension of the Employment Term, the Employee will not engage in Solicitation.

(f)  Except as set forth in 7(a) above, during the Employment Term and for the Restricted Period (as hereafter defined) following a termination of Employee’s employment, Employee will not enter into Competition with the Company. The “Restricted Period” shall mean (i) for a termination with Cause, two (2) years following the date of termination, (ii) for termination without Cause by the Company, or for Good Reason by the Employee, the period in which the Company is making payments to Employees as specified in Section 5 above or should the Company pay a lump sum for a period of six (6) months following the date of termination, (iii) for termination as a result of the voluntary resignation by the Employee without Good Reason, one (1) year from the date of termination, and (iv) for termination of employment under any circumstances after the expiration of the Employment Term, one (1) year from the date of termination. The Employee expressly agrees and acknowledges that his promises, obligations, and covenants under Section 6 above, and this Section 7, survive the Employment Term identified in Section 1.

(g)  In the event of a breach or potential breach of Section 7, Employee acknowledges that the Company and its Affiliates will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its Affiliates shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of Sections 7 enforced. It is hereby acknowledged that the provisions of Section 7 are for the benefit of the Company and all of the Affiliates of the Company and each such entity may enforce the provisions of Sections 7 and only the applicable entity can waive the rights hereunder with respect to its confidential information and employees.

(h)  Furthermore, in addition to and not in limitation of any other remedies provided herein or at law or in equity, in the event of a breach of Section 7 by the Employee, while he is receiving compensation or benefits under Section 5 above, the Employee shall not be entitled to receive any future amounts pursuant to Section 5 (a) or (d) hereof and shall reimburse the Company for any amounts previously paid to the Employee pursuant to Section 5(a) or (d) hereof.

(i)  The Company's obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this section.

Section 9. Acknowledgment. The Employee acknowledges that he has carefully read and considered all of the restraints imposed pursuant to Sections 6 and 7 and that each and every one of said restraints is reasonable in respect to subject matter, length of time and area. The Employee further acknowledges that damages at law would not be a measurable or adequate remedy for a breach of Sections 6 and 7 (non-solicitation and non-competition), and accordingly consents to the entry by any court of competent jurisdiction of order enjoining him from violating any of such covenants. If any of the covenants contained in Sections 6 and/or 7 are held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

Section 9. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions authorized by the Employee or by law.

Section 10. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, or engaging in any other business combination with, any other person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or other business combination and assumption, the term “Company” used herein shall mean such other person or entity and this Agreement shall continue in full force and effect.

Section 11. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Employee, at the address set forth above, or (ii) if to the Company, as follows:

Berliner Communications Inc.
20 Bushes Lane
Elmwood Park, New Jersey 07407

or to such other address as either party shall have previously specified in writing to the other.

Section 12. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns (if any) and legal representatives and is not intended, nor shall be construed, to give any person, other than the parties hereto and their respective heirs, successors, permitted assignees (if any) and legal representatives, any legal or equitable right, remedy or claim hereunder. This Agreement is personal to the Employee and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 12 shall be null and void.

Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

Section 14. Dispute Resolution. Any dispute or controversy between the Company and the Employee relating to this Agreement, unless otherwise specifically required by a plan document, shall be settled by litigation between the parties. Said litigation to be venued in the Supreme Court of the State of New Jersey, law division, Bergen County vicinage. The Employee hereby consents to, and waives any objection to, the personal jurisdiction and venue of the aforesaid courts, and waives any claim that aforesaid courts constitute on inconvenient forum.

Section 15. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede any and all previous written, oral or implied understandings among them with respect to such matters.

Section 16. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this Section 15 may only be amended or otherwise modified by such a writing.

Section 17. Counterparts. This Agreement may be execut-ed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.

Section 18. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions. No waiver of any provisions of this Agreement or of any rights or benefits arising hereunder shall be deemed to or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

Section 19. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

Section 20. Survival. The covenants set forth in Sections 6 and 7 of this Agreement shall survive and shall continue to be binding upon Employee notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Sections 6 and 7 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Company of any or all covenants. It is expressly agreed that the remedy at law for the breach or any such covenant is inadequate and that injunctive relief shall be available to prevent the breach or any threatened breach thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Employee has signed this Agreement, all as of October 16, 2006.

BERLINER COMMUNICATIONS, INC.

By:	/s/ Richard Berliner
Richard Berliner

Albert Gencarella

By:	/s/ Albert Gencarella